UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 14, 2007 (March 12, 2007)

SULPHCO, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-32636	88-0224817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

Registrant’s telephone number, including area code (775) 829-1310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities

Effective March 12, 2007, the Company raised $7,899,689.00 through an exercise of outstanding warrants. All but 25,412 of the warrants issued pursuant to the Securities Purchase Agreements, dated as of June 1, 2004 and June 14, 2004 were exercised at their stated exercise prices of $1.125 and $1.5625, respectively. Half of the warrants issued pursuant to the Securities Purchase Agreement, dated as of March 29, 2006 (the “2006 Warrants”) were exercised at $2.68 (which was a reduction from the original exercise price of $6.805). The warrant holders received additional warrants (the “Additional Warrants”) to replace all of the warrants that were exercised on a one to one basis. Each Additional Warrant expires three years from the date of issuance and entitles the holder to purchase one share of common stock at $2.68.

The issuance of the Additional Warrants is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New President

On March 9, 2007, the Company appointed Brian Savino to serve as President of the Company.

From 2004 to March of 2007, Mr. Savino was an Executive Vice President at Pierson Capital LLC, a provider of technical and marketing services to the petroleum industry, where he was accountable for all energy related projects, was responsible for new business commercialization and redeployment of cash flows from international joint ventures and had successfully concluded agreements with State controlled oil companies to optimize their revenue streams through Pierson Capital LLC initiated projects. Pierson Capital LLC is currently a consultant of the Company.

From 2002 to 2004, Mr. Savino was a Vice President at RWE Americas, an energy company that distributes electricity, gas and environmental services. While there, Mr. Savino established the US Oil Trade Group, was responsible for developing effective front and back-office systems, and actively managed customer business consistent with appropriate risk profiles specific to each customer’s needs.

Mr. Savino is 52 years old.

In connection with Mr. Savino’s appointment, the Company has entered into an employment agreement with him and, pursuant to the terms of such agreement, has agreed to pay him a base salary of $300,000 per annum. Mr. Savino will also be eligible to receive a quarterly bonus of $27,000, payable at the end of each quarter. In addition to the quarterly bonuses, based on his performance relative to fixed targets set by the Board and the Compensation Committee in its sole discretion, and subject to the overall performance of the Company, Mr Savino will be eligible to receive annual incentive bonuses, with a target bonus of up to 50% of the base salary. The employment agreement will continue until the first anniversary of its effective date, with automatic one (1) year extension thereafter, unless otherwise terminated by Mr. Savino or the Company.

A copy of the employment agreement is filed herewith as Exhibit 10.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number Description

10.1  Brian Savino Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SULPHCO, INC.

Date as of: March 14, 2007	By:	/s/ Loren Kalmen

Name: Loren Kalmen Title: CFO